Exhibit 16.1
April 13, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Audit . Tax . Advisory
Grant Thornton LLP
1100 Peachtree Street, NE, Suite 1200
Atlanta, GA 30309-4504
T 404.330.2000
F 404.330.2047
www.GrantThornton.com

Re: AFC Enterprises, Inc.
File No. 000-32369
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of AFC Enterprises, Inc. dated April 14, 2010, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thorton LLP
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd